                                                                   EXHIBIT 10.61
Per Pat -

Borrowed $10,000 from J. Palafoutas, with interest equivalent to 3,333 common shares per month until repaid. Loan repaid Jan. 2001. Interest accrued @ 6 mo. X 3,333 = 19,998 or 200 shares Series B Pfd. Stock.